Exhibit 10.2

OBAGI MEDICAL PRODUCTS, INC.

2005 STOCK INCENTIVE PLAN

NOVEMBER 17, 2005

AS AMENDED (1)

(1)          The Plan was amended by the Board on November 27, 2006 and the stockholders on November 28, 2006 to, among other things, increase the number of reserved shares, add an evergreen provision and add Section 162(m) provisions.

Table of Contents

Section 1.	Purpose	1

Section 2.	Definitions	1

Section 3.	Administration	5
(a)	Power and Authority of the Committee	5
(b)	Power and Authority of the Board	6
(c)	Other Administration	6

Section 4.	Shares Available for Awards	6
(a)	Shares Available	6
(b)	Adjustments	7
(c)	Award Limitations Under the Plan	7
(d)	Share Reserve	7

Section 5.	Eligibility	8

Section 6.	Awards	8
(a)	Options	8
(b)	Stock Appreciation Rights	11
(c)	Restricted Stock and Restricted Stock Units	11
(d)	Performance Awards	12
(e)	Dividend Equivalents	12
(f)	Other Stock Grants	12
(g)	Other Stock-Based Awards	13
(h)	Cash Awards	13
(i)	General	14

Section 7.	California Provisions	18

Section 8.	Amendment and Termination; Adjustments	19
(a)	Amendments to the Plan	19
(b)	Amendments to Awards	19
(c)	Correction of Defects, Omissions and Inconsistencies	20

Section 9.	Income Tax Withholding	20

Section 10.	General Provisions	20
(a)	No Rights to Awards	20
(b)	Award Agreements	20
(c)	Plan Provisions Control	20
(d)	No Rights of Stockholders	20

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(e)	No Limit on Other Compensation Arrangements	21
(f)	No Right to Employment	21
(g)	Governing Law	21
(h)	Severability	21
(i)	Other Benefits	21
(j)	No Fractional Shares	22
(k)	Headings	22
(l)	Section 16 Compliance; Section 162(m) Administration	22
(m)	Conditions Precedent to Issuance of Shares	22

Section 11.	Effective Date of the Plan	22

Section 12.	Term of the Plan	23

Section 13.	Limitation on Liability	23
(a)	The Non-Issuance of Shares	23
(b)	Tax Consequences	23
(c)	Forfeiture	23

Section 14.	Unfunded Plan	23

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OBAGI MEDICAL PRODUCTS, INC.
2005 STOCK INCENTIVE PLAN

Section 1.      Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2.      Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)   “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)   “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(c)   “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant, Other Stock-Based Award or Cash Award granted under the Plan.

(d)   “Award Agreement” shall mean any written, including electronic, agreement, contract or other instrument or document evidencing any Award granted under the Plan.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(e)   “Board” shall mean the Board of Directors of the Company.

(f)    “Cause” for Termination of Employment shall mean (i) the willful and continued failure by Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Participant’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company, or (iv) the willful engaging by Participant in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Participant’s part shall be considered “willful” unless done or omitted to be done, by Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

(g)   “Cash Award” means a bonus opportunity awarded under Section 6(h) pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award.

(h)   “Change in Control” means any of the following, unless the Committee provides otherwise:

(i)            the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its Affiliates, or any employee benefit plan of the Company or one or more of its Affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions;

(ii)           individuals who constitute members of the Board of Directors of the Company before an election (the “Continuing Directors”) cease for any reason to constitute at least a majority thereof after an election, provided that any person becoming a Director whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director;

(iii)          the closing of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

(iv)          the first purchase under any tender offer or exchange offer, other than an offer by the Company or any of its Affiliates pursuant to which Shares are purchased; or

(v)           any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(i)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j)    “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Company’s compensation committee.  If, at any time, either Rule 16b-3 or section 162(m) of the Code applies to the Company, (a) the Committee shall to the extent practicable consist of at least the minimum number of directors of the Company necessary for Awards to satisfy the requirements of Rule 16b-3 and section 162(m) of the Code and (b) each director of the Company appointed to the Committee shall to the extent practicable be a “non-employee director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of section 162(m) of the Code).  In addition, at such time as the Company is subject to Nasdaq or other stock exchange listing requirements, the Committee shall to the extent practicable be constituted in a manner that complies with all such Nasdaq or other stock exchange listing requirements.  The Committee may from time to time delegate certain of its powers to a subcommittee or other persons permitted under Applicable Law and the Company’s charter documents to take such actions so delegated.

(k)   “Company” shall mean Obagi Medical Products, Inc., a Delaware corporation, and any successor corporation.

(l)    “Director” shall mean a member of the Board, including any Non-Employee Director.

(m)  “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(n)   “Eligible Person” shall mean any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(o)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)   “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair

Market Value of a Share as of a given date shall be, if the Shares are then listed on the New York Stock Exchange or Nasdaq, the closing sales price of one Share as reported on the New York Stock Exchange or Nasdaq, as the case may be, on such date or, if the New York Stock Exchange or Nasdaq is not open for trading on such date, on the most recent preceding date when it is open for trading.

(q)   “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(r)    “Nasdaq” means the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or any successor or affiliate.

(s)   “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(t)    “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(u)   “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(v)   “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(w)  “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(x)    “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(y)   “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(z)    “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(aa) “Plan” shall mean the Obagi Medical Products, Inc. 2005 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(bb) “Qualifying Performance Criteria” shall have the meaning set forth in Section 6(i)(viii)(B) of the Plan.

(cc) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(dd) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(ee) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(ff)   “Securities Act” shall mean the Securities Act of 1933, as amended.

(gg) “Share” or “Shares” shall mean a share or shares of common stock, $0.001 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(hh) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ii)   “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(jj)     “Termination of Employment” shall mean ceasing to be an Eligible Person, as determined in the sole discretion of the Committee.  However, for Incentive Stock Option purposes, Termination of Employment will occur when the Participant ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(kk) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

Section 3.      Administration

(a)           Power and Authority of the Committee.  The Plan shall be administered by the Committee or the Board and/or their delegates.  Subject to the express provisions of the Plan and to Applicable Law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares or amount of cash to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the vesting and/or exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee (provided, however, that the par value of any Shares and Restricted Stock shall be paid in the form of cash, services rendered, personal property, real property, any other form of consideration permitted by Applicable Law, or a combination thereof prior to their issuance); (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, including but not limited to, the Committee is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Committee deems desirable, to accommodate foreign laws, regulations and practice and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee (or the Board if it chooses to act), may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b)           Power and Authority of the Board.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

(c)           Other Administration.  The Board or the Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (i) subject to Section 16 of the Exchange Act or (ii) at the time of such approval, “covered employees” under Section 162(m) of the Code or (iii) any other executive officer. In addition, except to the extent prohibited by Applicable Law, the Board or Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it under the Plan.  Such delegation may be revoked at any time.

Section 4.      Shares Available for Awards

(a)           Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 1,500,000.  The maximum number of Shares that may be issued under the Plan shall be cumulatively increased on January 1, 2007 and on each January 1 thereafter for nine years by the least of

(i) 500,000 Shares, (ii) 3% of the Company’s outstanding Common Stock as of the preceding December 31 and (iii) a number of Shares determined by the Board or Committee.  Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury.  Any Shares (including Shares underlying the affected Award) that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan.  In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.  Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,000,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b)           Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or other similar corporate transaction or event affects the Shares, then the Committee shall, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, in such manner as it may deem equitable, proportionately adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards (including with respect to the Share limit specified in Section 4(d)), (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase price, exercise price or repurchase price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.  The adjustments determined by the Committee shall be final, binding and conclusive.  In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Company’s preferred stock into shares of common stock.

(c)           Award Limitations Under the Plan.  At such time as Section 162(m) of the Code shall become applicable, no Eligible Person may be granted any Award or Awards under the Plan for more than 1,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code), in the aggregate in any taxable year.  The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(d)           Share Reserve.  Notwithstanding any other provision of this Plan to the contrary, to the extent required by Applicable Law, the aggregate number of Shares available for Options and the aggregate number of securities of the Company called for under any bonus or similar award, plan or agreement may not exceed a number of securities that is equal to thirty percent (30%) of the outstanding securities of the Company, unless a higher percentage is approved by at least two-thirds (2/3) of the outstanding securities of the Company entitled to vote.

Section 5.      Eligibility

Any Eligible Person shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a Subsidiary.

Section 6.              Awards

(a)           Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)           Option Term.  The term of each Option shall be fixed by the Committee at the time of grant, but may not be more than 10 years from the date of grant (unless a longer term is required by the laws of a jurisdiction other than the U.S.).

(iii)          Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price including through any cashless exercise or same-day-sale program authorized by the Company or any other form of consideration and method of payment permitted by the

Committee and Applicable Law.  An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

(iv)          Incentive Stock Options.  Incentive Stock Options may be granted only to employees of the Company or a Subsidiary of the Company.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options; provided, however, that in the event the Plan fails to be approved by the stockholders of the Company within one year of its adoption by the Board as required in Section 10, such Incentive Stock Options shall be deemed to be Non-Qualified Stock Options issued under the Plan:

(A)  The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)   All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)   Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D)  The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

(E)   Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(v)           Effect of Termination of Employment on Options.

(A)  Generally.  Unless otherwise provided for by the Committee or set forth in an Award Agreement or as required by Applicable Law, upon a Participant’s Termination of Employment other than as a result of circumstances described in Sections 6(a)(v)(B), 6(a)(v)(C) and 6(a)(v)(D) below, Participant shall have three months to exercise any outstanding Option granted to such Participant as to Shares subject to the Option that were vested and exercisable as of the date of Participant’s Termination of Employment, but in no event may the Option be exercised after the expiration date of the Option.  If the Participant does not exercise such Option within the time specified for exercise, the Option (to the extent not exercised) shall automatically terminate.

(B)   Disability of Participant.  Unless otherwise provided for by the Committee or set forth in an Award Agreement, upon a Participant’s Termination of Employment as a result of the Participant’s disability in accordance with the Company’s or its Subsidiaries’ policies, all outstanding Options granted to such Participant that were vested and exercisable as of the date of the Participant’s Termination of Employment may be exercised by the Participant until one (1) year following Participant’s Termination of Employment as a result of Participant’s disability, including Total and Permanent Disability; provided, however, that in no event shall an Option be exercisable after the expiration date of such Option.  If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(C)   Death of Participant.  Unless otherwise provided for by the Committee or set forth in an Award Agreement, upon a Participant’s Termination of Employment as a result of the Participant’s death, all outstanding Options granted to such Participant that were vested and exercisable as of the date of the Participant’s death may be exercised until the earlier of (A) one (1) year following the Participant’s death or (B) the expiration of the term of such Option.  If an Option is held by the Participant when he or she dies, the Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Participant (as provided in Section 6(h)(4) of the Plan), the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution.  If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(D)  Termination for Cause.  In the event of Participant’s Termination of Employment for Cause, any Option (including any exercisable portion thereof) held by such Participant shall immediately terminate in its entirety upon first notification to the Participant of Participant’s Termination of Employment.  If a Participant’s employment or consulting relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the investigation period and the Participant shall have no right to exercise any Option.

(E)   Other Terminations of Employment.  Unless so determined by the Committee, “Termination of Employment” shall not include a change in status from an employee, consultant or Director to another such status.  The Committee may provide in the applicable Award Agreement for different treatment of Options upon Termination of Employment of the Participant than that specified above.

(F)   Leave of Absence.  The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Participant under Applicable Law.  In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(b)           Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan.  Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.  Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c)           Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)            Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)           Stock Certificates.  Any Restricted Stock granted under the Plan shall be evidenced by the issuance of a stock certificate or certificates, which shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock.

(iii)          Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(iv)          Purchase Price.  Restricted Stock and Restricted Stock Units may be issued with or without a purchase price.

(d)           Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan.  A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, the purchase price of the Performance Award, if any, and the means of payment for the Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)           Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f)            Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g)           Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.  Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h)           Cash Awards.  Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(i)            Cash Award.  Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.  The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed $              .

(ii)           Performance Criteria.  The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations.  The Committee may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.  Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(iii)          Timing and Form of Payment.  The Committee shall determine the timing of payment of any Cash Award.  The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event.  The Committee may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Committee may specify, to be paid in whole or in part in cash or other property.

(i)            General.

(i)            Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by Applicable Law.

(ii)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)          Forms of Payment under Awards.  Subject to the terms of the Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), in each case in accordance with rules and procedures established by the Committee.

(iv)          Limits on Transfer of Awards.  No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee.  Except as otherwise determined by the Committee, each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Law, by the Participant’s guardian or legal representative.  Except as otherwise determined by the Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)           Term of Awards.  Subject to Section 6(a)(iv)(C), the term of each Award shall be for such period as may be determined by the Committee.

(vi)          Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.  If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii)         Repurchase and First Refusal Rights.  Shares issued pursuant to this Plan may be subject to repurchase rights or a right of first refusal with respect to any proposed disposition of such shares as shall be determined by the Committee, and such rights shall be exercisable and shall lapse in accordance with the terms established by the Committee and set forth in the document evidencing such rights.

(viii)        Restrictions and Performance Criteria.

(A)  Generally.  The grant, issuance, retention, vesting and/or settlement of each Award or the Shares subject to the Award may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing not later than the earlier of (a) ninety (90) days after the commencement of the period of service to which the performance goals relates and (b) the date on which 25% of the performance period has elapsed, provided that the outcome is substantially uncertain at that time.

(B)   Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(C)   Certification.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(D)  Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(ix)           Change in Control.  In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards or Cash Awards; and/or (iii) provide for termination of Awards as a result of the Change of Control on such terms and conditions as it deems appropriate, including provide for the cancellation of Awards for a cash payment to the Participant.  For purposes of this Section 6(i)(ix), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 4(c)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(x)            Compliance with Section 409A.  Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(xi)           Deferral of Award Benefits.  The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards.  Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program.  Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

Section 7.      California Provisions.

To the extent required by Applicable Laws, the following provisions shall apply to any Option granted to an individual who is eligible to receive such award under the Plan and who resides in the State of California.

(a)           Option Grant Program.  The exercise price per share shall be fixed by the Plan Committee in accordance with the following provisions:

(i)            The exercise price per share applicable to each Option shall not be less than 100% of the Fair Market Value per share of common stock on the date the Option is granted; provided, however, that if the person to whom the Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of common stock on the date the option is granted.  The term of an Option shall not exceed 10 years from the date of grant.  The Participant shall be given a period of time in which to exercise vested Option shares following termination of his or her employment that shall at least equal the minimum periods set forth in Reg. Sec. 260.140.41(g) of the California Securities Regulations.

(ii)           The Committee may not impose a vesting schedule upon any Option grant or the shares of common stock subject to that Option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option grant date.  However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Company, non-employee Board members or independent contractors.

(b)           Financial Information.  The Company shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding Option or Stock Award, unless such individual is a key Employee whose duties in connection with the Company (or any Parent or Subsidiary) assure such individual access to equivalent information.

Section 8.      Amendment and Termination; Adjustments

(a)           Amendments to the Plan.  The Board may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law.  In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

(i)            require stockholder approval in order to not violate the rules or regulations of Nasdaq or any other securities exchange that are applicable to the Company;

(ii)           increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 4(c) of the Plan;

(iii)          expand the class of persons eligible to receive Awards under the Plan; or

(iv)          result in a repricing of Options by (x) reducing the exercise price of outstanding Options, or (y) canceling an outstanding Option held by a Participant and re-granting to the Participant a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 4(c) of the Plan.

(b)           Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c)           Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9.      Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under Applicable Laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under Applicable Laws or regulations).  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 10.    General Provisions

(a)           No Rights to Awards.  No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)           Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)           Plan Provisions Control.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)           No Rights of Stockholders.  Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e)           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f)            No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)           Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principals of conflicts of laws.

(h)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)            Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by Applicable Law or otherwise provided by such other plan.

(j)            No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k)           Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l)            Section 16 Compliance; Section 162(m) Administration.  The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3.

The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons.  With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(m)          Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of Applicable Law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law.  As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

Section 11.    Effective Date of the Plan

The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved by the stockholders of the Company within one year thereafter, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, provided, however, that with respect to any Shares (including Shares of Restricted Stock) issued under the Plan prior to such termination, the Plan shall be deemed to be effective.

Section 12.    Term of the Plan

No Award shall be granted under the Plan after ten years from the latest to occur of the date of adoption of the Plan by Board or date of stockholder approval, or the date any amendment to add shares to the Plan is approved by stockholders of the Company or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Section 13.    Limitation on Liability

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other persons as to:

(a)           The Non-Issuance of Shares.  The non-issuance or sale of Shares (including under Section 10(n) above) as to which the Company has been unable, or the Administrator deems it not feasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder.

(b)           Tax Consequences.  Any tax consequence realized by any Participant or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder.  The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant.  In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties.  In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c)           Forfeiture.  The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

Section 14.    Unfunded Plan

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

Adopted by the Board on November 27, 2006

Adopted by the stockholders of the Company on November 28, 2006